UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 1, 2007
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
          On May 1, 2007, at the Annual Meeting of Shareholders, the shareholders of Baxter International Inc. (the “Company”) approved the Baxter International Inc. 2007 Incentive Plan (the “Plan”). All employees, non-employee directors and consultants, independent contractors and agents of the Company and its subsidiaries are eligible to receive awards under the Plan. Under the Plan, the Committee may grant stock options, stock appreciation rights, full value awards (including restricted shares, restricted share units, deferred shares, deferred share units, performance share and performance share units) and cash incentive awards.
          This description of the Plan is qualified in its entirety by reference to the actual Plan, which was filed as Exhibit A to the Company’s Definitive 2007 Annual Meeting Proxy Statement on Form 14A (File no. 1-4448) filed on March 20, 2007 and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Baxter International Inc. 2007 Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive 2007 Annual Meeting Proxy Statement on Form 14A (File no. 1-4448) filed on March 20, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Associate General Counsel and Corporate Secretary

Date: May 2, 2007

Exhibit Index

Exhibit No.	Description

10.1	Baxter International Inc. 2007 Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive 2007 Annual Meeting Proxy Statement on Form 14A (File no. 1-4448) filed on March 20, 2007).